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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 10, 2003


                                  DSL.NET, INC.
                                  -------------
             (Exact name of Registrant as specified in its Charter)



                              545 Long Wharf Drive
                             New Haven, Connecticut
                             ----------------------
                    (Address of principal executive offices)


                                      06511
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                                   (Zip Code)


                                 (203) 772-1000
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               Registrant's telephone number, including area code



              Delaware                 000-27525              06-1510312
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   (State or other jurisdiction       (Commission            (IRS Employer
          of Incorporation)           File Number)        Identification No.)


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ITEM 2     ACQUISITION OR DISPOSITION OF ASSETS.


            On January 10, 2003, wholly-owned subsidiaries of DSL.net, Inc. acquired network assets and associated subscriber lines of Network Access Solutions Corporation and certain of its subsidiaries pursuant to an Amended and Restated Asset Purchase Agreement dated as of December 11, 2002 by and among DSL.net, Inc. and Network Access Solutions Corporation, Network Access Solutions LLC and NASOP, Inc. (collectively, "NAS"), and Adelman Lavine Gold and Levin, a professional corporation, as deposit escrow agent. NAS provided regional broadband services for businesses through its network that extended from Virginia to Massachusetts. DSL.net intends to use the acquired NAS assets, together with its own network facilities and infrastructure, to provide broadband access and value-added services directly to small- and medium-sized businesses throughout the United States.

            In connection with the acquisition of the NAS assets, DSL.net paid an aggregate purchase price of $14,000,000, consisting of $9 million in cash (less a purchase price adjustment of approximately $1.1 million, as provided in the asset purchase agreement) and a secured promissory note of $5.0 million. The promissory note has an interest rate of 12% and final maturity date on January 10, 2008, and provides for monthly payments of interest only for the first 21 months, followed by monthly payments of principal and interest over the succeeding 39 months. The terms of this transaction and the consideration received by NAS were the result of arm's-length negotiations between DSL.net and NAS. The cash portion of the consideration came from DSL.net's existing cash resources.

            The acquisition was approved by the U.S. Bankruptcy Court for the District of Delaware following an auction of the NAS assets. NAS had filed for Chapter 11 reorganization in June 2002.

            Copies of the asset purchase agreement and press release of DSL.net dated January 13, 2003 are attached as Exhibit 2.1 and Exhibit 99.1, respectively, hereto and incorporated by reference herein.

ITEM 7     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a) Financial Statements of Business Acquired.
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                Pursuant to a letter dated October 25, 2002 from the Securities and Exchange Commission (the "Commission"), the Commission stated that it would not object to DSL.net filing audited Statements of Assets Acquired and Liabilities Assumed and audited Statements of Revenues and Direct Costs and Expenses for the requisite periods, relating to the acquisition of the NAS assets, in satisfaction of Rule 3-05 of Regulation S-X. It is impracticable to provide such financial information at the time this report is filed. Such financial information will be filed as soon as practicable.

            (b) Pro Forma Combined Financial Information.
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                Pursuant to the October 25, 2002 letter from the Commission, the
Commission stated that DSL.net is required to provide a pro forma balance sheet in the Form 8-K which reflects the acquisition of the NAS assets, and that it will waive the requirement in Article 11 of Regulation S-X that DSL.net provide pro forma statements of operations if the use of forward-looking information is necessary to meaningfully present the effects of the acquisition of the NAS assets. It is impracticable to provide such financial information at the time this report is filed. Such financial information will be filed as soon as practicable.

            (c) Exhibits.
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                2.1  Amended and Restated Asset Purchase Agreement dated as of
                     December 11, 2002 by and among, DSL.net, Inc. and Network Access Solutions Corporation, Network Access Solutions LLC and NASOP, Inc., and Adelman Lavine Gold and Levin, A Professional Corporation, as deposit escrow agent

                99.1 Press Release dated January 13, 2003






















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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  DSL.NET, INC.



Dated:  January 24, 2003          By: /s/ Stephen Zamansky
                                      -------------------------------
                                      Stephen Zamansky
                                      Senior Vice President - Corporate Affairs
                                      and General Counsel

































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